EXHIBIT 3.3


                            ARTICLES OF AMENDMENT TO
                            ARTICLES OF INCORPORATION
                                       OF
                                   LARI CORP.

     THE UNDERSIGNED, being the sole director of LARI CORP. does hereby amend the Articles of Incorporation of LARI CORP. as follows:

                                    ARTICLE I
                                 CORPORATE NAME

     The name of the Corporation shall be THE NEPTUNE SOCIETY, INC.

     I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on April 20, 1999 and that the number of votes cast was sufficient for approval.

     IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation on April 20, 1999.

                                          /s/ illegible
                                          -------------------------------------
                                          SUZANNE L. WOOD,
                                          Director

         The foregoing instrument was acknowledged before me on April 20, 1999, by SUZANNE L. WOOD, who is personally known to me.

                                          /s/ illegible
                                          -------------------------------------
Permanent Commission                      Notary Public